EXHIBIT 21
As of December 31, 2007
A table of subsidiaries of Discovery Holding Company is set forth below. Indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significan subsidiary.

State/Country
Name	of Formation
AFA Products Group, Inc.	NJ
Animal Planet LLC	DE
Animal Planet, L.P.	DE
Ascent Media (Singapore) Pte. Ltd.	SINGAPORE
Ascent Media CANCOM, Inc. (dba A3)	DE
Ascent Media CANS, LLC	DE
Ascent Media Creative Services, Inc. (dba R!OT Santa Monica; R!OT Manhattan; R!OT Atlanta; Digital Symphony; Encore Hollywood; Level 3 Post; Method; POP Sound; FilmCore Editorial Santa Monica; FilmCore Distribution Hollywood; FilmCore Editorial San Francisco; FilmCore Distribution San Francisco; FilmCore Editorial New York)
CA
Ascent Media Creative Sound Services, Inc. (dba Modern Music; Signet Sound; Soundelux Design Music Group; Soundelux; The Hollywood Edge; Todd-AO Burbank; Todd-AO Hollywood; Todd-AO Radford; Todd-AO Vine Street Studios; Todd-AO West)
NY
Ascent Media GP Ltd.	UK
Ascent Media Group (Isle of Man) Limited	ISLE OF MAN
Ascent Media Group Limited	UK
Ascent Media Group, LLC [dba Visiontext]	DE
Ascent Media Holdings Limited	UK
Ascent Media Holdings Ltd.	SINGAPORE
Ascent Media Holdings, Inc.	DE
Ascent Media Limited	UK
Ascent Media Management Services, LLC (dba Level 3 Post; Digital Transform; Ascent Media DVD Burbank; Ascent Media Laboratory; Ascent Media Management Services: Burbank; Ascent Media Management Services: Hollywood; Ascent Media Syndication Services; Ascent Media Digital Media Center; Ascent Media Vault; Ascent Media Management Services East; Blink Digital; Cinetech)
DE
Ascent Media Network Services Europe Limited	UK
Ascent Media Network Services, LLC [dba Vido Rentals]	CA
Ascent Media Pte. Ltd.	SINGAPORE
Ascent Media Systems & Technology Group, LLC	DE
Ascent Media Systems and Technology Services, LLC	DE
Ascent Media UK Limited Partnership	UK
Bobco Productions, LLC (dba Method Labs; Lucy Films)	DE
Company 3 New York LLC	DE
Company 3, LLC [dba Company 3; CO3]	DE
DHC Discovery, Inc.	CO
DHC Pramer Acquisition, Inc.	DE
Discovery Communications Holding, LLC	DE
Discovery Communications, LLC	DE
Four Media Company, LLC [dba Digital Image, Image Laboratory; Method; Todd Studios Burbank; Todd Burbank; Stream]	DE
Liberty Animal, Inc.	DE
Liberty Livewire LLC	DE
Liberty Programming South America, LLC	CO
One Post Limited	UK
Project Discovery, Inc.	DE
Rushes PostProduction Limited	UK
Rushes Television S.A. de C.V.	MEXICO
Servicios Administrativos de Post Produccion S.A. de C.V.	MEXICO
Sound One Corporation	NY
TGS, LLC	VA
Todd-AO, Espana	CA
VSC MAL CORP.	DE